Exhibit 4.1

COOPER US, INC.
COOPER INDUSTRIES, LTD. and
the SUBSIDIARY GUARANTORS
TO
JPMORGAN CHASE BANK, N.A.
as Trustee

Dated as of November 8, 2005

Providing for issuance of Debentures in Series

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture dated as of November 8, 2005

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	5.03, 8.09
	(a)(2)	8.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	8.09
	(b)	8.08, 8.10
§311	(a)	8.13
§312	(a)	6.01
		6.02(a)
	(b)	6.02(b)
	(c)	6.02(c)
§313	(a)	6.04(a)
	(b)	6.04(b)
	(c)	6.04(b)
	(d)	6.04(c)
§314	(a)(1-3)	6.03(a-c)
	(a)(4)	5.08
	(b)	Not Applicable
	(c)(1)	15.05
	(c)(2)	15.05
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	15.05
	(f)	Not Applicable
§315	(a)	8.01
	(b)	7.08
		6.04(a)(6)
	(c)	8.01
	(d)	8.01
	(d)(1)	8.01(a)
	(d)(2)	8.01(b)
	(d)(3)	8.01(c)
	(e)	7.09
§316	(a)(1)(A)	7.07
	(a)(1)(B)	7.01
		7.07
	(a)(2)	Not Applicable
	(b)	7.04
	(c)	6.01
§317	(a)(1)	7.02
	(a)(2)	7.02
	(b)	5.04
§318	(a)	15.07

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS*

		Page
PARTIES		1
RECITALS		1
Purpose of the Consideration for Indenture		1
	ARTICLE ONE

	Definitions

SECTION 1.01.	Certain terms defined; other terms defined in Trust Indenture Act of 1939 or by reference therein in Securities Act of 1933 to have meanings therein assigned	2
	Additional Amounts	2
	Agent Member	2
	Applicable Debentures	2
	Attributable Debt	2
	Board of Directors	2
	Certified Resolutions or Board Resolutions	2
	Change in the Tax Law	3
	Company	3
	Consolidated Tangible Assets	3
	Cooper Parent	3
	Debenture or Debentures; Outstanding	3
	Debentureholder or Holder	4
	Depositary	4
	Eligible Obligations	4
	Event of Default	4
	Funded Debt	4
	Global Debenture	4
	Guarantee	4
	Guarantor or Guarantors	4
	Indebtedness	5
	Indenture	5
	Intangible Assets	5
	Judgment Currency	5
	Lien	5
	Officers’ Certificate	5
	Opinion of Counsel	5
	Payor	5
	Person	6
	Principal Office of the Trustee	6
	Principal Property	6
	Relevant Tax Jurisdiction	6
	Required Currency	6
	Responsible Officer	6
	Restricted Subsidiary	6
	Sale and Leaseback Transaction	7
	Secured Indebtedness	7
	Shares	7
	Subsidiary	7
	Trustee	7
	Trust Indenture Act of 1939	7
	U.S. Government Obligations	8
	Voting Shares	8

*	The table of contents, comprising pages (i) to (v) inclusive, is not a part of the Indenture.

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		Page
ARTICLE NINE

Concerning the Debentureholders

SECTION 9.01.	Action by Debentureholders	40
SECTION 9.02.	Proof of Execution by Debentureholders	40
SECTION 9.03.	Who Deemed Absolute Owners	40
SECTION 9.04.	Company-Owned Debentures Disregarded	40
SECTION 9.05.	Revocation of Consents; Future Holders Bound	41

ARTICLE TEN

Debentureholders’ Meetings

SECTION 10.01.	Purposes of Meetings	41
SECTION 10.02.	Call of Meetings by Trustee	41
SECTION 10.03.	Call of Meetings by Company or Debentureholders	42
SECTION 10.04.	Qualifications for Voting	42
SECTION 10.05.	Regulations	42
SECTION 10.06.	Voting	42

ARTICLE ELEVEN

Supplemental Indentures

SECTION 11.01.	Supplemental Indentures without Consent of Debentureholders	43
SECTION 11.02.	Supplemental Indentures with Consent of Debentureholders	44
SECTION 11.03.	Effect of Supplemental Indentures	45
SECTION 11.04.	Notation on Debentures	45
SECTION 11.05.	Evidence of Compliance of Supplemental Indenture to be Furnished Trustee	45

ARTICLE TWELVE

Consolidation, Merger, Conveyance or Transfer

SECTION 12.01.	Company May Consolidate, Etc., Only on Certain Terms	46
SECTION 12.02.	Successor Corporation Substituted	46
SECTION 12.03.	Cooper Parent May Consolidate, Etc., Only on Certain Terms	46
SECTION 12.04.	Successor Corporation Substituted	47
SECTION 12.05.	Consolidation, Merger, Etc. of Subsidiary Guarantors	47

ARTICLE THIRTEEN

Satisfaction and Discharge of
Indenture or certain covenants

SECTION 13.01.	Satisfaction and Discharge of Indenture	48
SECTION 13.02.	Defeasance Upon Deposit of Money, U.S. Government Obligations or Eligible Obligations	48
SECTION 13.03.	Deposited Money, U.S. Government Obligations and Eligible Obligations to be Held in Trust by Trustee	50
SECTION 13.04.	Paying Agent to Repay Money Held	50
SECTION 13.05.	Return of Unclaimed Amounts	50
SECTION 13.06.	Reinstatement	50

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		Page
ARTICLE FOURTEEN

Immunity of Incorporators, Stockholders,
Officers and Directors

SECTION 14.01.	Indenture and Debentures Solely Corporate Obligations	51

ARTICLE FIFTEEN

Miscellaneous Provisions

SECTION 15.01.	Provisions Binding on Company’s Successors	51
SECTION 15.02.	Official Acts by Successor Corporation	51
SECTION 15.03.	Addresses for Notices, Etc.	51
SECTION 15.04.	New York Contract	51
SECTION 15.05.	Evidence of Compliance with Conditions Precedent	51
SECTION 15.06.	Legal Holidays	52
SECTION 15.07.	Trust Indenture Act to Control	52
SECTION 15.08.	Debentures Controlling in the Event of Inconsistencies Between Indenture and Debentures	52
SECTION 15.09.	Table of Contents, Headings, Etc.	52
SECTION 15.10.	Execution in Counterparts	52
SECTION 15.11.	Judgment Currency; Service of Process	52

ARTICLE SIXTEEN

Guarantee

SECTION 16.01.	Guarantee	53
SECTION 16.02.	Release of Guarantee	54
Acceptance of Trust by Trustee		58
Testimonium		58
Signatures		58

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     THIS INDENTURE, dated as of November 8, 2005, from Cooper US, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”); Cooper Industries, Ltd., a corporation duly organized and existing under the laws of Bermuda (hereinafter called “Cooper Parent”); and the following subsidiaries of Cooper Parent: Cooper B-Line, Inc., a corporation duly organized and existing under the laws of the State of Delaware; Cooper Bussmann, Inc., a corporation duly organized and existing under the laws of the State of Delaware; Cooper Crouse-Hinds LLC, a limited liability company duly organized and existing under the laws of the State of Delaware; Cooper Lighting, Inc., a corporation duly organized and existing under the laws of the State of Delaware; Cooper Power Systems, Inc., a corporation duly organized and existing under the laws of the State of Delaware; and Cooper Wiring Devices, Inc. a corporation duly organized and existing under the laws of the State of New York to JPMorgan Chase Bank, N.A., a national banking association existing under the laws of the United States of America, as trustee (hereinafter called the “Trustee”),
WITNESSETH:
     WHEREAS, the Company is empowered to borrow money for its corporate purposes and to issue its debentures, notes, bonds or other evidences of indebtedness (hereinafter called the “Debentures”);
     WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes Debentures, unlimited as to principal amount, and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Debentures in one or more series, bearing such rates of interest, if any, maturing at such time or times and having such other provisions as shall be fixed as hereinafter provided;
     WHEREAS, Cooper Parent and the subsidiaries named above (hereinafter collectively called the “Guarantors”) have determined that it is in their respective best interests to guarantee the Company’s obligations under the Debentures and this Indenture; and
     WHEREAS, the Company and each of the Guarantors by due corporate action has determined to execute and deliver an indenture in the form of this Indenture, and all things necessary to make this Indenture a legal, valid, binding and enforceable agreement, have been done and performed;
     NOW, THEREFORE, THIS INDENTURE WITNESSETH that in consideration of the premises and of the acceptance and purchase of the Debentures by the holders thereof, the Company and the Guarantors covenant and agree with the Trustee, for the benefit of all the present and future holders of the Debentures or series thereof, as follows:

ARTICLE ONE
Definitions
     SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise required) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date this Indenture is originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles in the United States of America at the time of determination of such terms.
Additional Amounts:
     The term “Additional Amounts” shall have the meaning specified in Section 5.09.
Agent Member:
     The term “Agent Member” shall have the meaning specified in Section 2.11.
Applicable Debentures:
     The term “Applicable Debentures” shall have the meaning specified in Section 7.01.
Attributable Debt:
     The term “Attributable Debt” shall mean the present value (discounted in accordance with a method of discounting which for financial reporting purposes is consistent with generally accepted accounting principles) of the rental payments during the remaining terms of any Sale and Leaseback Transaction for which the lessee is obligated (including any period for which such lease has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In case of any Sale and Leaseback Transaction which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
Board of Directors:
     The term “Board of Directors” shall mean the Board of Directors of the Company or a Guarantor, as applicable, or any committee of such Board or any committee of officers of such corporation duly authorized to take any action hereunder.
Certified Resolutions or Board Resolutions:
     The terms “Certified Resolutions” or “Board Resolutions” shall mean a copy delivered to the Trustee of a resolution of the Board of Directors certified by the Secretary or Assistant

Secretary of the applicable corporation, to have been duly adopted and to be in full force and effect on the date of such certification.
Change in the Tax Law:
     The term “Change in the Tax Law” shall have the meaning specified in Section 4.04.
Company:
     The term “Company” shall mean Cooper US, Inc. a Delaware corporation, and, subject to the provisions of Article Twelve, shall mean its successors and assigns.
Consolidated Tangible Assets:
     The term “Consolidated Tangible Assets” means, as of any date, the total amount of assets of Cooper Parent and its Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding that date, as determined under generally accepted accounting principles, less: (a) Intangible Assets and (b) appropriate adjustments on account of minority interests of other persons holding equity investments in Subsidiaries, in the case of each of clauses (a) and (b) above as reflected on the consolidated balance sheet of Cooper Parent and its Subsidiaries as of the end of the fiscal quarter immediately preceding that date.
Cooper Parent:
     The term “Cooper Parent” means Cooper Industries, Ltd. a Bermuda company, and, subject to the provisions of Article Twelve, shall mean its successors and assigns.
Debenture or Debentures; Outstanding:
     The term “Debenture” or “Debentures” shall mean any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, of any series authenticated and delivered from time to time under this Indenture.
     The term “outstanding or “Outstanding,” when used with reference to Debentures, shall, subject to the provisions of Section 9.04, mean all Debentures theretofore authenticated and delivered by the Trustee under this Indenture, except:
(a)	Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)	Debentures, or portions thereof, for the payment or redemption of which money in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Four, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)	Debentures in lieu of or in exchange and substitution for which other Debentures shall have been authenticated and delivered, or which have been paid, pursuant to the terms of Section 2.06.

Debentureholder or Holder:
     The terms “Debentureholder,” “Holder,” “holder of Debentures,” or other similar terms shall mean any Person in whose name at the time a particular Debenture is registered on the register kept for that purpose in accordance with the terms hereof.
Depositary:
     The term “Depositary” shall have the meaning specified in Section 2.11.
Eligible Obligations:
     The term “Eligible Obligations” shall mean obligations as a result of the deposit of which (along with the simultaneous deposit, if any, of money and/or U.S. Government Obligations) the relevant series of Debentures are rated in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies.
Event of Default:
     The term “Event of Default” shall have the meaning specified in Section 7.01.
Funded Debt:
     The term “Funded Debt” shall mean (a) any Indebtedness maturing by its terms more than one year from the date of the issuance thereof, including any Indebtedness renewable or extendible at the option of the obliger to a date later than one year from the date of the original issuance thereof, excluding any portion of Indebtedness which is included in current liabilities and (b) any Indebtedness which may be payable from the proceeds of Funded Debt as defined in clause (a) of this definition pursuant to the terms of such Funded Debt.
Global Debenture:
     The term “Global Debenture” shall have the meaning specified in Section 2.11.
Guarantee:
     The term “Guarantee” means any of the joint and several and unconditional and unsubordinated guarantees by the respective Guarantors of the due and punctual payment of principal of and premium, if any, on the Debentures and certain other obligations of the Company pursuant to this Indenture when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption, upon a repurchase date or otherwise in accordance with the terms of the Debentures and this Indenture.
Guarantor or Guarantors:
     The term “Guarantor” means each of Cooper Parent and the following Subsidiaries and the term “Guarantors” means all such companies collectively: Cooper B-Line, Inc., Cooper Bussmann, Inc., Cooper Crouse-Hinds LLC, Cooper Lighting, Inc., Cooper Power Systems, Inc. and Cooper Wiring Devices, Inc., and, subject to the provisions of Article Twelve shall mean their respective successors and assigns.

Indebtedness:
     The term “Indebtedness” of any corporation shall mean all indebtedness for money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is otherwise responsible or liable.
Indenture:
     The term “Indenture” shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
Intangible Assets:
     The term “Intangible Assets” means all goodwill, patents, trademarks, service marks, trade names, copyrights, and all other items that would be treated as intangibles on the consolidated balance sheet of Cooper Parent and its Subsidiaries prepared under generally accepted accounting principles.
Judgment Currency:
     The term “Judgment Currency” shall have the meaning specified in Section 15.11.
Lien:
     The term “Lien” shall mean any mortgage, pledge, security interest, lien, charge or other encumbrance.
Officers’ Certificate:
     The term “Officers’ Certificate” shall mean, with respect to any Person, a certificate signed by two officers of such Person, one of whom shall be the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and the other of whom shall be the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Trustee. Wherever this Indenture requires that an Officers’ Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company or the respective Guarantor. Each such certificate issued by the Company or a Guarantor, as the case may be, shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section. One of the officers executing an officers’ certificate in accordance with Section 5.08 hereof shall be the (i) President or Chief Executive Officer, (ii) the Chief Financial Officer, or (iii) the chief accounting officer or Controller, of the Company or Cooper Parent, as applicable.
Opinion of Counsel:
     The term “Opinion of Counsel” shall mean a written opinion of counsel, who may be an employee of or counsel to the Company or a Guarantor, as applicable. Each such opinion issued by the Company shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.
Payor:
     The term “Payor” shall have the meaning specified in Section 5.09.

Person:
     The term “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
Principal Office of the Trustee:
     The term “principal office of the Trustee,” or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.
Principal Property:
     The term “Principal Property” shall mean (A) any manufacturing plant located in the continental United States, or manufacturing equipment located in any such manufacturing plant (together with the land on which such plant is erected and fixtures comprising a part thereof), owned or leased on the first date on which a Debenture is authenticated by the Trustee or thereafter acquired or leased by Cooper Parent or any Restricted Subsidiary, other than (i) any property which the Board of Directors of Cooper Parent determines is not of material importance to the total business conducted, or assets owned, by Cooper Parent and its Subsidiaries, as an entirety, or (ii) any portion of any such property which the Board of Directors of Cooper Parent determines not to be of material importance to the use or operation of such property; and (B) any Shares or Indebtedness issued by any Restricted Subsidiary. “Manufacturing plant” does not include any plant owned or leased jointly or in common with one or more Persons other than Cooper Parent and its Restricted Subsidiaries in which the aggregate interest of Cooper Parent and its Restricted Subsidiaries does not exceed fifty percent (50%). “Manufacturing equipment” means manufacturing equipment in such manufacturing plants used directly in the production of Cooper Parent’s or any Restricted Subsidiary’s products and does not include office equipment, computer equipment, rolling stock and other equipment not directly used in the production of Cooper Parent’s or any Restricted Subsidiary’s products.
Relevant Tax Jurisdiction:
     The term “Relevant Tax Jurisdiction” shall have the meaning specified in Section 5.09.
Required Currency:
     The term “Required Currency” shall have the meaning specified in Section 15.11.
Responsible Officer:
     The term “Responsible Officer,” when used with respect to the Trustee, shall mean any officer of the Trustee having direct responsibility for the administration of this Indenture, or to whom corporate trust matters are referred because of that officer’s knowledge of and familiarity with the particular subject.
Restricted Subsidiary:
     The term “Restricted Subsidiary” shall mean the Company and any other Subsidiary substantially all the property of which is located within the continental United States, other than (i) a Subsidiary primarily engaged in financing, including, without limitation, lending on the security of, purchasing or discounting (with or without recourse) receivables, leases, obligations or other claims arising from or in connection with the purchase or sale of products or services, (ii) a Subsidiary primarily engaged in leasing or insurance, (iii) a Subsidiary primarily engaged in financing Cooper Parent’s or any Restricted Subsidiary’s operations outside the continental United States, or (iv) a Subsidiary included in the Tools and Hardware segment of Cooper Parent’s consolidated operations which for purposes of this Indenture includes Cooper Industries, LLC and any direct or indirect subsidiary thereof.
Sale and Leaseback Transaction:
     The term “Sale and Leaseback Transaction” shall mean any arrangement with any Person providing for the leasing by Cooper Parent or any Restricted Subsidiary of any Principal Property of Cooper Parent or any Restricted Subsidiary whether such Principal Property is now owned or hereafter acquired (except for leases for a term of not more than three years and except for leases between Cooper Parent and a Restricted Subsidiary or between Restricted Subsidiaries and except for leases of property executed prior to, at the time of, or within one year after the later of, the acquisition, the completion of construction, including any improvements or alterations on real property, or the commencement of commercial operation of such property), which Principal Property has been or is to be sold or transferred by Cooper Parent or such Restricted Subsidiary to such Person.
Secured Indebtedness:
     The term “Secured Indebtedness” of any corporation shall mean Indebtedness secured by any Lien upon property (including Shares or Indebtedness issued by any Restricted Subsidiary) owned by Cooper Parent or any Restricted Subsidiary.
Shares:
     The term “Shares” shall mean as to any corporation all the issued and outstanding equity shares (except for directors’ qualifying shares) of such corporation.
Subsidiary:
     The term “Subsidiary” shall mean any corporation a majority of the Voting Shares of which are at the time owned or controlled, directly or indirectly, by Cooper Parent or by one or more Subsidiaries, and which is consolidated in Cooper Parent’s latest consolidated financial statements filed with the Securities and Exchange Commission or provided generally to Cooper Parent’s shareholders.
Trustee:
     The term “Trustee” shall mean JPMorgan Chase Bank, N.A., a national banking association, and, subject to the provisions of Article Eight hereof, shall mean its successors and assigns as Trustee hereunder.
Trust Indenture Act of 1939:
     The term “Trust Indenture Act of 1939” shall mean the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture, provided however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as amended.

U.S. Government Obligations:
     The term “U.S. Government Obligations” shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
Voting Shares:
     The term “Voting Shares” shall mean, as to Shares of a particular corporation, outstanding Shares of any class of such corporation entitled to vote in the election of directors, excluding Shares entitled so to vote only upon the happening of some contingency.
ARTICLE TWO
Issue, Description, Execution, Registration and Exchange of Debentures
     SECTION 2.01. Issuable in Series; Unlimited Aggregate Principal Amount. The aggregate principal amount of Debentures that may be issued by the Company and authenticated and delivered under this Indenture is unlimited. The Debentures may, at the election of and as authorized by the Board of Directors to be evidenced by a Board Resolution, be issued in one or more series, and shall be designated generally as debentures, notes, bonds and other evidences of indebtedness, as the case may be, with such further particular designations added or incorporated in such title for the Debentures of any particular series as the Board of Directors may determine as provided in Section 2.02. Each Debenture shall bear upon the face thereof the designation so selected for the series to which it belongs and shall be dated the date of its authentication. All Debentures of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in the Certified Resolution or in an indenture supplemental hereto provided in the Certified Resolution or in an indenture supplemental hereto provided to the Trustee pursuant to Section 2.02(A).
     SECTION 2.02. Documents Required for Issuance of Each Series of Debentures. At any time, and from time to time, after the execution of this Indenture, Debentures of each of the series created pursuant to the provisions hereof may be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to, or upon the order of, the Company upon receipt by the Trustee of:
(A)	a Certified Resolution, or an indenture supplemental hereto, setting forth:

(i)	the following terms with respect to the particular series of Debentures to be authenticated and delivered by the Trustee:
(a)	designation;

(b)	date;

(c)	date or dates of maturity, or the method by which such date or dates are to be determined;

(d)	interest rate or rates or the method of determining such rate or rates, if any, and modifications to Section 2.10 hereof, if any;

(e)	interest payment dates, if any;

(f)	the place or places for the payment of principal and for the payment of interest, if any;

(g)	denominations;

(h)	limitation upon the aggregate principal amount of Debentures of the particular series which may be issued, if any (except for Debentures issued pursuant to Sections 2.05, 2.06, 2.07 and 4.03);

(i)	provisions, if any, for the payment of principal, premium or interest, without deduction for taxes, assessments or governmental charges, or for reimbursement of taxes, assessments or governmental charges in case of payment by the holders;

(j)	provisions, if any, reserving to the Company the right, or obligating the Company at the option of the holder thereof, to redeem all or any part of the Debentures of the particular series before maturity at such time or times, upon such notice, at such redemption price or prices (together with accrued interest to the date of redemption) and upon such other terms (which terms may be in addition to, in substitution for, in subtraction from or in modification of (or any combination of the foregoing) the provisions of this Indenture with respect to redemption of Debentures) as may be specified in the respective forms of Debentures;

(k)	provisions, if any, for any sinking, purchase or analogous fund with respect to the Debentures of the particular series, which provisions may be in addition to, in substitution for, in subtraction from or in modification of (or any combination of the foregoing) the provisions of this Indenture with respect to sinking, purchase or analogous funds;

(l)	provisions, if any, for the issuance of Debentures bearing no interest rate or to be sold at a premium or with an original issue discount and provisions, if any, for the determination of the portion or portions of any Debentures sold at a discount that shall be required for any request, demand, authorization, notice, direction, consent or waiver;

(m)	Events of Default with respect to the Debentures of a particular series which Events of Default may be in addition to, in substitution for, in subtraction from or in modification of (or any combination of the foregoing) the Events of Default provided in Section 7.01, and the remedies with respect thereto;

(n)	provisions, if any, for the Debentures of a particular series to be denominated, and payments thereon to be made, in currencies other than the

U.S. dollar or in units based on or relating to such other currencies (including European currency units);

(o)	provisions, if any, for the defeasance of Debentures of a particular series (including provisions permitting defeasance of less than all Debentures of a particular series), which provisions may be in addition to, in substitution for, in subtraction from, or in modification of (or any combination of the foregoing) the provisions of Article Thirteen;

(p)	covenants, if any, with respect to the Debentures of a particular series, which covenants may be in addition to, in substitution for, in subtraction from or modification of (or any combination of the foregoing) the covenants set forth in Sections 5.05 and 5.06;

(q)	whether the Debentures of a particular series shall be issued in whole or in part in the form of one or more Global Debentures and, in any such case, (i) the Depositary for such Global Debenture or Global Debentures and (ii) the circumstances under which any such Global Debenture may be registered in the name of, and under which any transfer of such Global Debenture may be registered in the name of, any Person other than such Depositary or its nominee, if other than as set forth in Section 2.11; and

(r)	any other provisions expressing or referring to the terms and conditions upon which the Debentures of that series are to be issued under this Indenture which are permitted to be set forth in a Certified Resolution pursuant to this Section 2.02(A) or an indenture supplemental hereto or which are not in conflict with the provisions of this Indenture; and
(ii)	the form of such series of Debentures;
(B)	an Officers’ Certificate dated the date of authentication and delivery of such series of Debentures stating that the resolutions of the Board of Directors authorizing the execution, authentication and delivery of this Indenture and the Debentures are in full force and effect as of the date thereof;

(C)	either (i) a certificate or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel that the Trustee is entitled to rely thereon and that the authorization, approval or consent of no other governmental body is required, or (ii) an Opinion of Counsel that no authorization, approval or consent of any governmental body is required;

(D)	an Opinion of Counsel that all instruments furnished to the Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver the Debentures then applied for; that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the Debentures applied for have been complied with and the Company is duly entitled to the authentication and delivery of such Debentures in accordance with the provisions of this Indenture; that all laws and requirements with respect to the form and execution by the Company of the supplemental indenture, if any, and the execution and delivery by the Company of the Debentures then applied for have been complied with; that the Company has corporate power to issue such Debentures and has duly taken all necessary corporate action for those purposes; that the Debentures then applied for, when issued, will be the legal, valid and binding obligations of the Company; and that the Debentures of the series then applied for, when issued, will be entitled to the benefits of this Indenture, equally and ratably with all other Debentures of such series theretofore issued and then Outstanding;
(E)	an Officers’ Certificate stating that the Company is not in default under the Indenture and that the issuance of the additional Debentures applied for will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Company’ articles of incorporation or code of regulations or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Company is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional Debentures applied for have been complied with; and

(F)	a written order of the Company, signed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company, directing the Trustee to authenticate and deliver Debentures as provided therein.
     If all the Debentures of a series are not to be issued at one time and if the Certified Resolution or indenture supplemental hereto establishing such series shall so permit, an Officers’ Certificate may set forth procedures acceptable to the Trustee for the issuance of such Debentures and determining the terms of particular Debentures of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue.
     If all Debentures of a series are not to be issued at any one time, it shall not be necessary to deliver the Certified Resolution, Officers’ Certificates and Opinions of Counsel provided for in this Section 2.02 at the time of issuance of each Debenture of such series if instead such documents are delivered at or prior to the time of issuance of the first Debenture of such series.
     The Trustee shall have the right to decline to authenticate and deliver any Debentures under this Section if the Trustee determines that such actions as provided under this Section to be taken by the Company may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.
     SECTION 2.03. Denominations; Certificate of Authentication. The Debentures shall be issuable only as registered securities without coupons (subject to Section 11.01(d)) in such denominations as shall be specified as contemplated by Section 2.02, provided that in the absence of such specifications with regard to any series of the Debentures, the Debentures of such series shall be issuable in denominations of $1,000 or any integral multiple thereof.
     The Trustee’s certificate of authentication on all Debentures shall be in substantially the following form:

     This [note, bond, debenture or other evidence of indebtedness] is one of the series of Debentures referred to in the within-mentioned Indenture.

JPMorgan Chase Bank, N.A.
as Trustee

By

Authorized Signature
     SECTION 2.04. Execution of Debentures. The Debentures shall be signed manually or in facsimile in the name and on behalf of the Company by the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer, and attested manually or in facsimile by its Secretary or one of its Assistant Secretaries. Only such Debentures as shall bear a certificate of authentication substantially in the form provided in Section 2.03, executed manually by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder.
     In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debentures had not ceased to be such officer of the Company; and any Debenture may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such Person was not such an officer.
     SECTION 2.05. Exchange and Registration of Transfer of Debentures. Debentures may be exchanged for an equal aggregate principal amount of Debentures of the same series and date of maturity of other authorized denominations. Debentures to be exchanged shall be surrendered at the office or agency to be maintained by the Company for such purpose in the City and State of New York, as provided in Section 5.02, and the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, the Debenture or Debentures that the Debentureholder making the exchange shall be entitled to receive.
     The Company or any Debenture registrar appointed by the Company shall keep, at said office or agency, a register in which, subject to such reasonable regulations as it may prescribe, the Company, or any Debenture registrar appointed by the Company, shall register Debentures and shall register the transfer of Debentures as in this Article Two provided. Such Debenture register shall be in written form or in any other form capable of being converted into written form within a reasonable time. If the Debenture register is not kept by the Trustee it shall at all reasonable times be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Debenture at such office or agency, the Company shall execute, and the Trustee shall authenticate and deliver in the name of the transferee or transferees, a new Debenture or Debentures of the same series and date of maturity for an equal aggregate principal amount. The Company hereby appoints the Trustee to be Debenture registrar, but reserves the right to change the Debenture registrar or to itself act as Debenture registrar.
     All Debentures presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or any Debenture registrar appointed by the Company) be duly endorsed, or be accompanied by a written instrument or instruments of transfer (in form satisfactory to the Company or any Debenture registrar appointed by the Company) duly executed, by the holder or his attorney duly authorized in writing.
     No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company, the Trustee or any Debenture registrar appointed by the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     The Company or any Debenture registrar appointed by the Company shall not be required to exchange or register the transfer of (a) any Debentures for a period of fifteen days next preceding any selection of Debentures to be redeemed, or (b) any Debentures selected, called or being called for redemption.
     SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debenture of the same series and date of maturity in the same principal amount, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.
     The Trustee shall authenticate any such substituted Debenture and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debenture, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. In case any Debenture which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debenture, pay or authorize the payment of the same (upon surrender thereof in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.
     Every substituted Debenture of any series issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debenture of such series is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture of such series shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures of such series duly issued hereunder. All Debentures of any series shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures of such series and shall preclude any and all other rights or remedies notwithstanding (to the extent permitted by applicable law) any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
     SECTION 2.07. Temporary Debentures. Pending the preparation of definitive Debentures of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Debentures of such series (printed, lithographed or otherwise produced). Temporary Debentures shall be issuable in any authorized denomination and substantially in the form of the definitive Debentures, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company and the Trustee. Every such temporary Debenture shall be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the definitive Debentures. Without unreasonable delay the Company will cause to be prepared, and will execute and deliver to the Trustee definitive Debentures of such series, whereupon any or all temporary Debentures of such series may be surrendered in exchange therefor at the office or agency of the Company, and the Trustee shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures of the same series and date of maturity. Such exchange shall be made by the Company at its own expense and without any charge therefor except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Until so exchanged, the temporary Debentures of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures of such series authenticated and delivered hereunder.
     SECTION 2.08. Cancellation of Debentures Paid, Etc. All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Debenture registrar, be surrendered to the Trustee for cancellation and promptly cancelled by it, in accordance with its then customary procedures or, if surrendered to the Trustee, shall be promptly cancelled by it in accordance with its then customary procedures, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon the written request of the Company, the Trustee may destroy cancelled Debentures and deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are surrendered to the Trustee for cancellation.
     SECTION 2.09. Debentures to be Treated Equally. All Debentures of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or maturity of the Debentures of such series.
     SECTION 2.10. Computation of Interest. Unless otherwise provided in the Certified Resolution or one or more indentures supplemental hereto setting forth the terms on any series of Debentures, interest on the Debentures of such series shall be computed on the basis of a 360-day year of twelve 30-day months.
     SECTION 2.11. Global Debentures; Depositary. For the purposes of this Indenture, the term “Agent Member” shall mean a member of, or participant in, a Depositary; the term “Depositary” shall mean, with respect to Debentures issuable or issued in whole or in part in the form of one or more Global Debentures, the clearing agency registered under the Securities and Exchange Act of 1934 designated as Depositary in a Certified Resolution, or in an indenture supplemental hereto, pursuant to Section 2.02, and if at any time there is more than one such agency, “Depositary” as used with respect to the Debentures shall mean the respective Depositary with respect to a particular series of Debentures; and the term “Global Debenture” shall mean a global certificate evidencing all or part of the series of Debentures, executed by the Company, authenticated by the Trustee and issued to the Depositary for the series or such portion of the series, and registered in the name of such Depositary or its nominee.
     If a particular series of Debentures are to be issued in whole or in part in the form of one or more Global Debentures, as specified in a Certified Resolution, or in an indenture supplemental hereto, pursuant to Section 2.02, then the Company shall execute and the Trustee shall, in accordance with Section 2.03 with respect to such series, authenticate and deliver each such Global Debenture, which (i) shall represent and shall be denominated in a principal amount equal to the aggregate principal amount of the Debentures of such series to be represented by such Global Debenture, (ii) shall be registered in the name of the Depositary for such Global Debenture or its nominee, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) unless otherwise specified in such Certified Resolution or indenture supplemental hereto, shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for individual certificates evidencing the Debentures represented hereby, this Global Debenture may not be transferred except as a whole (i) by the Depositary to a nominee of the Depositary or (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”
     Notwithstanding Section 2.05, except as otherwise specified in a Certified Resolution, or in an indenture supplemental hereto, as contemplated by Section 2.02, any Global Debenture shall be exchangeable only as provided in this paragraph. A Global Debenture shall be exchangeable pursuant to this Section if (x)(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or if at any time the Depositary ceases to be a clearing agency registered under the Securities and Exchange Act of 1934 and (ii) the Company is unable to arrange for a qualified successor, (y) the Company in its sole discretion determines that all Global Debentures of any series then outstanding shall be exchangeable for definitive Debentures of such series in registered form or (z) an Event of Default, or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, with respect to the Debentures of the series represented by such Global Debenture has occurred and is continuing. Any Global Debenture of such series that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive Debentures of such series in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, currency of payment, date of maturity and other terms and of differing denominations aggregating a like amount. Such definitive Debentures of such series shall be registered in the names of the owners of the beneficial interests in such Global Debentures of such series as such names are from time to time provided by the relevant participants in the Depositary holding such Global Debentures (as such participants are identified from time to time by such Depositary).
     No Global Debenture may be transferred except as a whole (i) by the Depositary to a nominee of the Depositary or (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Except as provided above, owners solely of beneficial interest in a Global Debenture shall not be entitled to receive physical delivery of Debentures of such series in definitive form and will not be considered the Holders thereof for any purpose under this Indenture.
     In the event that a Global Debenture is surrendered for redemption in part pursuant to Article Three or Four, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Debenture, without service charge, a new Global Debenture in a denomination and tenor equal to and in exchange for the unredeemed portion of the principal for the Global Debenture so surrendered.
     Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of any beneficial ownership interest in any Global Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. The Agent Members shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Debenture for all purposes whatsoever.
     Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of a Debenture of any series, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.
     SECTION 2.12. CUSIP Numbers. The Company in issuing the Debentures may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
ARTICLE THREE
Sinking Funds
     SECTION 3.01. Applicability of Article. The provisions of this Article Three shall be applicable to any sinking fund established in or pursuant to a Certified Resolution under Section 2.02 or one or more indentures supplemental hereto for the retirement of Debentures of any series, except as otherwise specified in such Certified Resolution or supplemental indenture.
     The sinking fund payment required to be made under the terms of the Debentures of any series is herein referred to as a “mandatory sinking fund payment”, and any sinking fund payment that is not required to be made but is permitted by the terms of the Debentures of any series is herein referred to as an “optional sinking fund payment”. Unless otherwise provided for by the terms of the Debentures of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.02. Each sinking fund payment shall be applied to the redemption of the Debenture of any series as provided for by the terms of the Debentures of such series.
     SECTION 3.02. Satisfaction of Sinking Fund Payments with Debentures. The Company may, at its option, as specified by it in an Officers’ Certificate delivered to the Trustee pursuant to Section 3.03 reduce and satisfy the obligation to make a mandatory sinking fund payment in the amount of the redemption price, together with accrued interest to the redemption date on Debentures otherwise to be redeemed, of any Debentures (a) acquired by the Company and delivered by it to the Trustee for cancellation or (b) redeemed otherwise than through the operation of the mandatory sinking fund, and in each case under clauses (a) and (b) delivered or redeemed on or prior to the date of delivery of such Officers’ Certificate and not theretofore made the basis for a reduction of a mandatory sinking fund payment.
     SECTION 3.03. Redemption of Debentures for Sinking Fund. Not less than sixty days prior to each sinking fund payment date for any series of Debentures (or such later date as shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next succeeding sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debentures of that series pursuant to Section 3.02 and will also deliver to the Trustee any Debentures to be so credited which have not theretofore been delivered. Not less than thirty days before each such sinking fund payment date, the Trustee shall select the Debentures of such series to be redeemed upon such sinking fund payment date in the manner specified in Article Four and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Article Four. Such notice having been duly given, the redemption of such Debentures shall be made upon the terms and in the manner stated in Article Four. In the case of the failure of the Company to deliver such Officers’ Certificate when due (or to deliver the Debentures specified in this Section 3.03) the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Debentures subject to a mandatory sinking fund payment without the option to deliver or credit Debentures as provided in Section 3.02 and without the right to make any optional sinking fund payment with respect to such series.
     Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 (or a lesser sum if the Company shall so request) with respect to the Debentures of any particular series shall be applied by the Trustee on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date next succeeding the date of such payment) to the redemption of such Debentures at the redemption price specified in such Debentures for operation of the sinking fund, together with accrued interest, if any, to the date fixed for redemption. Subject to the provisions of Section 13.05, any sinking fund payment not so applied or allocated by the Trustee to the redemption of Debentures shall be added to the next cash sinking fund payment received by the Trustee for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 3.03. Subject to the provisions of Section 13.05, any and all sinking fund payments with respect to the Debentures of any particular series held by the Trustee on the last sinking fund payment date with respect to Debentures of such series shall be applied by the

Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debentures of such series at maturity.
ARTICLE FOUR
Redemption of Debentures
     SECTION 4.01. Applicability of Article. The provisions of this Article Four shall be applicable to any redemption provisions established in or pursuant to a Certified Resolution under Section 2.02 or one or more indentures supplemental hereto with respect to any series of Debentures, except as otherwise provided in such Certified Resolution under Section 2.02 or supplemental indenture.
     SECTION 4.02. Notice of Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of the Debentures of any series, as evidenced by a Board Resolution, it shall fix a date for redemption and give notice of such redemption by first class mail postage prepaid at least thirty and not more than sixty days prior to the date fixed for redemption to the holders of Debentures so to be redeemed as a whole or in part at their last addresses as the same appear on the Debenture register. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.
     Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which such Debentures are to be redeemed, whether the redemption is through operation of a sinking, purchase or analogous fund, the place of payment, that payment will be made upon presentation and surrender of such Debentures, the CUSIP number, that interest accrued (if any) to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If fewer than all the Debentures of a series are to be redeemed, the notice of redemption shall specify the Debentures to be redeemed. In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debenture, a new Debenture or Debentures of the same series, of authorized denominations, in principal amount equal to the unredeemed portion thereof will be issued.
     On or prior to the redemption date specified in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to redeem on the redemption date all the Debentures so called for redemption at the applicable redemption price, together with accrued interest (if any) to the date fixed for redemption.
     If fewer than all the Debentures of a series are to be redeemed the Company will give the Trustee notice not less than sixty days prior to the redemption date as to the aggregate principal amount of Debentures of such series to be redeemed and the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debentures of such series or portions thereof to be redeemed.

     SECTION 4.03. Payment of Debentures Called for Redemption. If notice of redemption has been given as provided in Section 4.02, the Debentures or portions of Debentures so to be redeemed shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued (if any) to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued (if any) to said date) interest on such Debentures or such portions of Debentures shall cease to accrue. Upon presentation and surrender of such Debentures at the place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon (if any) to the date fixed for redemption.
     If any Debenture or portion thereof called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the date fixed for redemption at the rate borne by such Debenture or such portion thereof, or at such other rate provided in the Certified Resolution relating to such Debenture or the supplemental indenture under which such Debenture is issued. Upon presentation and surrender of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures of the same series, of authorized denominations, in principal amount equal to the unredeemed portion of the Debenture so presented and surrendered.
     SECTION 4.04. Optional Redemption For Tax Reasons. The Company shall be entitled to redeem all, but not part, of the Debentures if as a result of any change in or amendment to the laws, regulations or rulings of the Relevant Tax Jurisdiction or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a “Change in Tax Law”), the Payor is or would be required on the occasion of the next payment of principal or interest in respect of the Debentures to pay Additional Amounts pursuant to Section 5.09 and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor. The Change in Tax Law must become effective on or after the original issue date with respect to the Debentures. Notwithstanding anything to the contrary contained in this Article IV, the Company must (i) deliver to the trustee at least 30 days before the redemption date an opinion of independent legal counsel of recognized standing to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law and (ii) provide the holders with notice of the intended redemption at least 30 days and no more than 60 days before the redemption date. The redemption price will equal the principal amount of the Debentures plus accrued interest to the redemption date.
ARTICLE FIVE
Particular Covenants of the Company
and Cooper Parent
     SECTION 5.01. Payment of Principal, Premium and Interest. With respect to each series of Debentures, the Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Debentures of such series at the place, at the respective times and in the manner provided in the Debentures of such series.
     SECTION 5.02. Office for Notices and Payments, Etc. So long as any of the Debentures remains outstanding, the Company will maintain in the City and State of New York, an office or agency (which office or agency may differ for different series of Debentures), initially to be located at the principal office of the Trustee, where the Debentures may be presented and surrendered for registration of transfer and for exchange as in this Indenture provided, where notices and demands to or upon the Company in respect of Debentures or of this Indenture may be served and where Debentures may be presented and surrendered for payment, provided that the Company may maintain in such City a separate office or agency for one or more of the foregoing purposes. The Company will give to the Trustee prompt written notice of the change in the location of such office or agency. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and surrenders may be made and notices and demands may be served at the principal office of the Trustee.
     SECTION 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.
     SECTION 5.04. Provision as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee with respect to any series of Debentures, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04, that
     (1) it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on the Debentures of such series (whether such sums have been paid to it by the Company or by any other obligor on the Debentures of such series) in trust for the benefit of the holders of the Debentures of such series; and
     (2) it will give the Trustee prompt written notice of any failure by the Company (or by any other obligor on the Debentures of such series) to make any payment of the principal of, premium, if any, or interest, if any, on any of the Debentures of such series when the same shall be due and payable.
     (b) If the Company shall act as its own paying agent with respect to any series of Debentures, it will, on or before each due date for the payment of the principal of, premium, if any, or interest, if any, on any of the Debentures of a series, set aside, segregate and hold in trust for the benefit of such holders of the Debentures of such series a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company (or by any other obligor on such Debentures of such series) to make any payment of the principal of, premium, if any, or interest, if any, on any of the Debentures of such series when the same shall become due and payable.
     (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture in accordance with Sections 13.01 and 13.02, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained.
     (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.03 through 13.05.
     (e) The Company hereby appoints the Trustee to act as paying agent for all series of Debentures, but reserves the right to change the paying agent or to itself act as paying agent.
     SECTION 5.05. Secured Indebtedness of Cooper Parent and Restricted Subsidiaries. So long as any of the Debentures remains outstanding, Cooper Parent will not, and Cooper Parent will not permit any Restricted Subsidiary to, create, assume, guarantee or incur any Secured Indebtedness of Cooper Parent or any Restricted Subsidiary without in any such case effectively providing concurrently with the creation, assumption, guarantee or incurrence of any such Secured Indebtedness that the Debentures shall be secured equally and ratably with (or, at the option of Cooper Parent, prior to) such Secured Indebtedness but only for so long and during such time as (i) such Secured Indebtedness shall exist and be secured by a Lien and (ii) the aggregate of all Secured Indebtedness not secured solely by Liens described in clauses (a) through (h) of this Section 5.05 and all Attributable Debt outstanding pursuant to, and not excluded from this calculation by, Section 5.06, exceeds 15% of Consolidated Tangible Assets; provided, however, that the foregoing restrictions shall not apply to Secured Indebtedness secured by:
     (a) Liens on property (including any Shares or Indebtedness) of any corporation existing at the time such corporation becomes a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such corporation’s becoming a Restricted Subsidiary;
     (b) Liens on property (including any Shares or Indebtedness) existing at the time of acquisition of such property by Cooper Parent or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of such property created upon the acquisition of such property by Cooper Parent or a Restricted Subsidiary, or Liens to secure any Secured Indebtedness incurred by Cooper Parent or a Restricted Subsidiary prior to, at the time of, or within one year after the later of the acquisition, the completion of construction (including any improvements, alterations or repairs to existing property) or the commencement of commercial operation of such property, which Secured Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements, alterations or repairs thereon; provided, however, that in the case of any such acquisition, construction or improvement, alteration or repair the Lien shall not apply to any property theretofore owned by Cooper Parent or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property or portion thereof on which the property so constructed, or the improvement, is located and any other property not then constituting a Principal Property;
     (c) Liens securing Secured Indebtedness of any Restricted Subsidiary owing to Cooper Parent or to another Restricted Subsidiary;
     (d) Liens on property of a corporation existing at the time such corporation is merged or consolidated with Cooper Parent or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Cooper Parent or a Restricted Subsidiary or arising thereafter pursuant to contractual commitments entered into by such corporation prior to and not in contemplation of such merger, consolidation, sale, lease or other disposition;
     (e) Liens on property of Cooper Parent or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, or in favor of any trustee or mortgagee acting on behalf, or for the benefit of, any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens (including without limitation Liens incurred in connection with pollution control, industrial revenue or similar financings) and any other Liens incurred or assumed in connection with the issuance of industrial revenue or private activity bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended;
     (f) Liens existing on the first date on which a Debenture is authenticated by the Trustee;
     (g) Liens on any property (including any Shares or Indebtedness) not constituting a Principal Property;
     (h) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (a) to (g), inclusive; provided, however, that the principal amount of Secured Indebtedness secured thereby shall not exceed the principal amount of Secured Indebtedness secured thereby at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements, alterations and repairs on or to such property) and any other property not then constituting a Principal Property.
     Notwithstanding the foregoing provisions, Cooper Parent and any one or more Restricted Subsidiaries may create, assume, guarantee or incur Secured Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with (i) all other Secured Indebtedness of Cooper Parent and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Indebtedness secured by Liens permitted under clauses (a) through (h) above); and (ii) all Attributable Debt outstanding pursuant to, and not excluded from this calculation by, Section 5.06, does not at the time exceed 15% of Consolidated Tangible Assets.
     SECTION 5.06. Sale and Leaseback Transactions. So long as any of the Debentures remain outstanding, Cooper Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (A) the sum of (i) the Attributable Debt outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt outstanding pursuant to all other Sale and Leaseback Transactions entered into by Cooper Parent and any Restricted Subsidiary after the date on which a Debenture is authenticated by the Trustee, and (iii) the aggregate of all Secured Indebtedness outstanding (excluding the Secured Indebtedness permitted by clauses (a) through (h) of Section 5.05 and further without regard to Secured Indebtedness of Cooper Parent or any Restricted Subsidiary if the Debentures are secured equally and ratably with (or prior to) such Secured Indebtedness) does not exceed 15% of Consolidated Tangible Assets or (B) an amount equal to the greater of (i) the amount of the net proceeds to Cooper Parent or the Restricted Subsidiary entering into such Sale and Leaseback Transaction or (ii) the fair market value of such property, as determined by Cooper Parent’s Board of Directors (in the case of (i) or (ii), after repayment of, or otherwise taking into account, as the case may be, the amount of any Secured Indebtedness secured by a Lien encumbering such property which Secured Indebtedness existed immediately prior to such Sale and Leaseback Transaction) is applied to retirement of Funded Debt within one year after the consummation of such Sale and Leaseback Transaction; provided, however, the covenant contained in this Section 5.06 shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 5.05 or this Section 5.06, Attributable Debt with respect to any Sale and Leaseback Transaction if:
     (1) the Sale and Leaseback Transaction is entered into in connection with the issuance of industrial revenue or private activity bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended;
     (2) Cooper Parent or a Restricted Subsidiary applies an amount equal to the net proceeds (after repayment of any Secured Indebtedness secured by a Lien encumbering such Principal Property which Secured Indebtedness existed immediately before such Sale and Leaseback Transaction) of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction to investment (whether for acquisition, improvement, repair, alteration or construction costs) in another Principal Property within one year prior or subsequent to such sale or transfer;
     (3) such Sale and Leaseback Transaction was entered into by a corporation prior to the date on which such corporation became a Restricted Subsidiary or arises thereafter pursuant to contractual commitments entered into by such corporation prior to and not in contemplation of such corporation’s becoming a Restricted Subsidiary; or
     (4) such Sale and Leaseback Transaction was entered into by a corporation prior to the time such corporation was merged or consolidated with Cooper Parent or a Restricted Subsidiary or prior to the time of a sale, lease or other disposition of the properties of such corporation as an entirety or substantially as an entirety to Cooper Parent or a Restricted Subsidiary or arises thereafter pursuant to contractual commitments entered into by such corporation prior to and not in contemplation of such merger, consolidation, sale, lease or other disposition.
     SECTION 5.07. Waiver of Covenants. Cooper Parent and the Company may omit in any particular instance to comply with any covenant or condition set forth in Section 5.05 or 5.06 hereof or provided in a respective Certified Resolution delivered to the Trustee pursuant to Section 2.02(A) hereof or in any indenture supplemental hereto with respect to the Debentures of any series, if before or after the time for such compliance the Holders of a majority in aggregate principal amount of the Debentures of such series at the time outstanding shall, by action of such Debentureholders as provided in Section 9.01, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Cooper Parent and the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

     SECTION 5.08. Certificate to Trustee. So long as any of the Debentures remain outstanding, the Company and Cooper Parent will deliver to the Trustee within 120 days after the end of each fiscal year of Cooper Parent (which on the date hereof ends on December 31) ending after the date any series of Debentures is first issued hereunder, an Officers’ Certificate (which need not contain the statements provided for in Section 15.05), stating whether or not to the best knowledge of the respective signer thereof (i) the Company is in default in the performance and observance of the terms, provisions and conditions of Section 5.01 or 5.02 and any other covenant of the Company; and (ii) Cooper Parent is in default in the performance and observance of the terms, provisions and conditions of Sections 5.05 or 5.06 and any other covenant of Cooper Parent; provided in a Certified Resolution delivered to the Trustee pursuant to Section 2.02(A) hereof or an indenture supplemental hereto, and if the Company or Cooper Parent shall be in default, respectively specifying all such defaults and the nature and status thereof of which they may have knowledge; provided, however, neither the Company nor Cooper Parent shall be obligated to make any such statement with respect to any term, provision or condition specified in this Section 5.08 if such term, provision or condition, as the case may be, is applicable only to a series of Debentures none of the Debentures of which are outstanding or with respect to which series the Company has been discharged pursuant to Article Thirteen.
     SECTION 5.09. Payment of Additional Amounts. If any taxes, assessments or other governmental charges are imposed by the jurisdiction, other than the United States, where Cooper Parent or a successor (a “Payor”) is organized or otherwise considered to be a resident for tax purposes, any jurisdiction, other than the United States, from or through which the Payor makes a payment on the Debentures, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the Debentures, the Payor shall pay to each holder of a Debenture, to the extent it may lawfully do so, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such Debenture to which such holder is entitled; provided, however, the Payor shall not be required to make any payment of Additional Amounts for or on account of:
     (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Debenture (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;
     (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;
     (c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the Debentures;

     (d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the Debenture to comply with a request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or
     (e) any combination of the above;
nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Debenture to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such Debenture.
The Payor shall provide the Trustee with the official acknowledgment of the relevant tax authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes by the Payor. Copies of such documentation shall be made available to the holders of the Debentures or the paying agent, as applicable, upon request therefor.
ARTICLE SIX
Debentureholders’ Lists and Reports by the Company and the Trustee
     SECTION 6.01. Debentureholders’ Lists. The Company agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen days after each record date relating to any series of Debentures, or if any series has no record date, not more than fifteen days after January 1 and July 1 in each year, and at such other times as the Trustee may request in writing within thirty days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the applicable series of Debentures, as of a date not more than fifteen days prior to the time such information is furnished; provided, however, that so long as the Trustee shall be the Debenture registrar for a series, no such list for a series need be furnished.
     SECTION 6.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Debentureholders contained in the most recent list furnished to the Trustee as provided in Section 6.01 and the names and addresses of Debentureholders received by the Trustee. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.
     (b) Debentureholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Debentureholders with respect to their rights under this Indenture or under the Securities.
     (c) Each and every holder of the Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any paying agent, nor any Debenture registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debentures in accordance with the provisions of subsection (b) of this Section 6.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).
     SECTION 6.03. Reports by the Company or Cooper Parent. (a) The Company or Cooper Parent, as applicable, agrees to file with the Trustee, within thirty days after the Company or Cooper Parent, as applicable, is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company or Cooper Parent, as applicable, may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company or Cooper Parent, as applicable, is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.
     (b) The Company or Cooper Parent, as applicable, agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company or Cooper Parent, as applicable, with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations. The Company will at all times comply with Section 314(a) of the Trust Indenture Act.
     Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and Cooper Parent’s, as the case may be, compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).
     (c) Cooper Parent agrees to transmit by mail to all holders of Debentures, as the names and addresses of such holders appear upon the Debenture register, within thirty days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company or Cooper Parent, as applicable, pursuant to subsections (a) and (b) of this Section 6.03 as may be required by rules and regulations prescribed from time to time by the Securities and Exchange Commission.
     SECTION 6.04. Reports by the Trustee. (a) Within 60 days after May 15 or each year commencing with the first May 15 following the date of this Indenture, the Trustee shall transmit by mail to the Debentureholders as their names and addresses appear in the Security Registry, a brief report dated as of such May 15, to the extent required under Section 313(a) of the Trust Indenture Act.
     (b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

     (c) A copy of each such report shall, at the time of such transmission to Debentureholders, be filed by the Trustee with the Company, with each stock exchange upon which any Debentures are listed (if so listed) and also with the Securities and Exchange Commission. The Company will notify the Trustee when any Debentures become listed on any stock exchange and of any delisting thereof.
ARTICLE SEVEN
Remedies of the Trustee and Debentureholders on Event of Default
     SECTION 7.01. Events of Default. “Event of Default” with respect to any series of Debentures means each one of the events specified below in this Section 7.01, unless it is either inapplicable to a particular series or is specifically deleted or modified in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such series of Debentures is issued, and any other events as may be specified in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such series of Debentures is issued. In case one or more of the following Events of Default shall have occurred and be continuing:
     (a) default in the payment of any installment of interest upon any of the Debentures of such series, as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or
     (b) default in the payment of the principal of or premium, if any, on any of the Debentures of such series, as and when the same shall become due and payable (subject to subsection (c) below) either at maturity, upon redemption, by declaration or otherwise; or
     (c) default in the making of any payment for a sinking, purchase or analogous fund provided for in respect of any of the Debentures of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or
     (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in respect of the Debentures of such series, or in this Indenture contained with respect to such series, for a period of ninety days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Debentures of such series at the time Outstanding; or
     (e) entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of such decree or order unstayed and in effect for a period of ninety consecutive days; or
     (f) commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent by the Company to the entry of an order for relief in an involuntary case under any such law, or consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or for any substantial part of its property, or any general assignment by the Company for the benefit of creditors, or failure by the Company generally to pay its debts as they become due, or the taking by the Company of any corporate action in furtherance of any of the foregoing; or
     (g) failure on the part of the Guarantors duly to observe or perform any other of the covenants or agreements on the part of the Guarantors in respect of the Debentures of such series, or in this Indenture contained with respect to such series, for a period of ninety days after the date on which written notice of such failure, requiring the Guarantors to remedy the same, shall have been given to the Guarantors by the Trustee, or to the Guarantors and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Debentures of such series at the time outstanding; or
     (h) entry of a decree or order for relief in respect of Cooper Parent by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Cooper Parent or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of such decree or order unstayed and in effect for a period of ninety consecutive days; or
     (i) commencement by Cooper Parent of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent by Cooper Parent to the entry of an order for relief in an involuntary case under any such law, or consent by Cooper Parent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Cooper Parent or for any substantial part of its property, or any general assignment by Cooper Parent for the benefit of creditors, or failure by Cooper Parent generally to pay its debts as they become due, or the taking by Cooper Parent of any corporate action in furtherance of any of the foregoing; or
     (j) the guarantee of any debt security by Cooper Parent ceases to be, or is asserted in writing by Cooper US or Cooper Parent not to be, in full force and effect or enforceable in accordance with its terms (except as otherwise contemplated or permitted by the terms of the Guarantee or this Indenture);
then in the case in which any Event of Default specified in Section 7.01 (e), (f), (h) or (i) shall have occurred, all Applicable Debentures (as hereinafter defined) shall automatically become due and payable immediately without further action or notice, and in each and every case in which any other Event of Default shall have occurred and shall be continuing, unless the principal of all of the Applicable Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Applicable Debentures then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by holders of the Applicable Debentures), may declare the principal of all the Applicable Debentures (or such portion thereof as may be provided in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such Applicable Debentures are issued) to be due and payable immediately and upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Applicable Debentures to the contrary notwithstanding. The term “Applicable Debentures” shall mean the Debentures of a series with respect to which an Event of Default shall have occurred and be continuing and unless otherwise specifically provided with respect to a particular series of Debentures in the Certified Resolutions under Section 2.02 relating to such series or any indentures supplemental to this Indenture under which such series of Debentures are issued shall refer to Debentures on a series by series basis such that the provisions hereof shall be applied separately to each series of Debentures affected by such Event of Default. Any declaration pursuant to this Section 7.01 is, however, subject to the condition that if, at any time after the principal of the Applicable Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the money due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments or interest upon all the Applicable Debentures and the principal of and premium, if any, on any and all Applicable Debentures which shall have become due otherwise than by acceleration, with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Applicable Debentures, or at such other rate as may be provided in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such Applicable Debentures are issued, to the date of such payment or deposit, and all sums paid or advances made by the Trustee hereunder and all amounts owing the Trustee under Section 8.06, and any and all Events of Default under this Indenture with respect to the Applicable Debentures, other than the nonpayment of principal of and accrued interest on Applicable Debentures which shall have become due by acceleration, shall have been remedied, cured or waived, then and in every such case the holders of a majority in aggregate principal amount of the Applicable Debentures then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults related to such Applicable Debentures and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
     In case the Trustee or any of the Debentureholders shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Debentureholders, then and in every such case the Company and the Trustee and such Debentureholders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee and such Debentureholders shall continue as though no such proceedings had been taken.
     SECTION 7.02. Payment of Applicable Debentures on Default; Suit Therefor. The Company covenants that (a) in case defaults shall be made in the payment of any installment of interest upon any of the Applicable Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, or (b) in case default shall be made in the payment of the principal of and premium, if any, on any of the Applicable Debentures as and when the same shall have become due and payable (subject to subsection (c) below), whether at maturity of the Applicable Debentures or upon redemption or by declaration or otherwise, or (c) in case default shall be made in the payment for any sinking, purchase or analogous fund provided for in respect of any of the Applicable Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Applicable Debentures, the whole amount that then shall have become due and payable on all such Applicable Debentures for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Applicable Debentures or at such other rate as may be provided in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such Applicable Debentures are issued; and, in addition thereto, such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 8.06.
     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Applicable Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Applicable Debentures wherever situated the money adjudged or decreed to be payable.
     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under the Federal Bankruptcy Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any similar judicial proceedings relative to the Company or other obligor under the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium and interest owing and unpaid in respect of the Debentures, and to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any amounts owing the Trustee under Section 8.06) and of the holders of Debentures allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any money or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of Debentures to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amounts owing the Trustee under Section 8.06 up to the date of such distribution.
     All rights of action and of asserting claims under this Indenture, or under any of the Debentures of any series, may be enforced by the Trustee without the possession of any of the Debentures of such series, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Debentures of such series.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

     SECTION 7.03. Application of Money Collected by Trustee. Any money collected by the Trustee pursuant to this Article with respect to a series of Debentures shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such money, upon presentation of the several Debentures of such series, and stamping thereon the payment, if only partially paid and upon surrender thereof if fully paid.
     First: To the payment of all amounts owing the Trustee under Section 8.06;
     Second: In case the principal on none of the Outstanding Debentures of such series shall have become due and be unpaid, to the payment of interest, if any, which has become due and is unpaid on the Debentures of such series, in the order of the maturity of the installments of such interest, with interest (to the extend permitted by applicable law and to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures or at such other rate as may be provided in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such series of Debentures is issued (such payments to be made ratably to the Persons entitled thereto);
     Third: In case the principal of any of the Outstanding Debentures of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Debentures of such series for principal, premium, if any, and interest, if any, with interest on the overdue principal and premium, if any, and (to the extent permitted by applicable law and to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debentures of such series or at such other rate as may be provided in the Certified Resolution under Section 2.02 relating to such series or any supplemental indenture under which such series of Debentures is issued; and in case such money shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures of such series, then to the payment of such principal, premium, if any, and interest, if any, without preference or priority of principal and premium, if any, over interest, if any, of interest over principal and premium, if any, or if any installment of interest over any other installment of interest, or of any Debenture of such series over any other Debenture of such series ratably to the aggregate of such principal, premium, if any, and accrued and unpaid interest, if any; and
     Fourth: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
     SECTION 7.04. Proceedings by Debentureholders. No holder of any Applicable Debenture of any series shall have any right by virtue of or by availing himself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, in each case with respect to an Event of Default related to such Applicable Debentures, unless such holder previously shall have given to a Responsible Officer of the Trustee written notice of default with respect to the Applicable Debentures of such series and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent in aggregate principal amount of such Applicable Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such sixty-day period by the holders of a majority in principal amount of the outstanding Debentures, it being understood and intended and being expressly covenanted by the holder of every Debenture of a series with every other holder of a Debenture of such series and the Trustee, that no one or more holders of Debentures of such series shall have any right in any manner whatever by virtue of or by availing himself or themselves of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures of such series.
     Notwithstanding any other provisions in this Indenture, the right of any holder of any Debenture, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on such Debenture, on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such holder.
     SECTION 7.05. Proceeding by Trustee. In case an Event of Default shall occur and be continuing hereunder with respect to any Applicable Debentures, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture with respect to such Applicable Debentures, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     SECTION 7.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Seven to the Trustee or to the holders of Debentures of any series shall, to the extend permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures of such series, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures of a series to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Debentureholders of a series may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders of such series.
     SECTION 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders. The holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debentures of such series; provided, however, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability or would be unduly prejudicial to the holders of Debentures of such series not joining in such direction. Prior to any declaration accelerating the maturity of the Debentures of any series, the holders of a majority in aggregate principal amount of the Debentures of such series at the time outstanding may, on behalf of the holders of all of the Debentures of such series, waive any past default or Event of Default hereunder with respect to such series and its consequences except a default in the payment of the principal of, premium, if any, or interest, if any, or any of the Debentures of such series, or in respect of a covenant or provision hereof which under Article Eleven cannot be modified or amended without the consent of the holder of each outstanding Debenture of such series affected. Upon any such waiver the Company, the Trustee and the holders of the Debentures of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default (as defined in Section 7.08) or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07 said default or Event of Default shall for all purposes of the Debentures of such series and this Indenture be deemed to have been cured and to be not continuing.
     SECTION 7.08. Notice of Defaults. The Trustee shall, within ninety days after the occurrence of a default (as hereinafter defined) with respect to the Debentures of any series, mail to all holders of Debentures of such series, as the names and addresses of such holders appear upon the Debenture register, notice of all such defaults known to a Responsible Officer of the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “default” for the purpose of this Section 7.08 being hereby defined to be any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debentures of such series); and provided that, except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Debentures of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors or trustees, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders of such series.
     SECTION 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, have due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.09 shall not apply to any suit instituted by the Trustee, to any suit institute by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent in principal amount of the Debentures of any series outstanding, or to any suit instituted by any holder of a Debenture of any series for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Debenture of such series on or after the due date expressed in such Debenture.
     SECTION 7.10. Waiver of Stay or Extension Laws. The Company covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE EIGHT
Concerning the Trustee
     SECTION 8.01. Duties and Responsibilities of Trustee. The Trustee prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred and are continuing, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred and is continuing (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that
     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
     (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures of any series at the time Outstanding determined as provided in Section 9.04 relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee with respect to the Debentures of such series, or exercising any trust or power conferred upon the Trustee with respect to the Debentures of such series under this Indenture; and

     (d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     SECTION 8.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:
     (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Certified Resolution;
     (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (f) prior to the occurrence of an Event of Default with respect to any series of Debentures hereunder and after the curing or waiving of all Events of Default with respect to such series of Debentures, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document with respect to such series of Debentures, unless requested in writing to do so by the holders of not less than a majority in principal amount of Debentures of such series then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liability as a condition to so proceeding;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder directly or by or through agents or counsel, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or counsel appointed with due care by it hereunder;

     (h) the Trustee shall not be deemed to have knowledge or notice of any Event of Default or defaults hereunder unless a Responsible Officer of the Trustee shall have actual knowledge thereof or unless the holders of not less than twenty-five percent of the outstanding Debentures of any series as to which there exists an Event of Default or default gives notice of such Event of Default or default; and
     (i) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
     SECTION 8.03. Responsibility for Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company and the Guarantors, as applicable, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds thereof.
     SECTION 8.04. Trustee, Paying Agent or Debenture Registrar May Own Debentures. The Trustee, any paying agent, Debenture registrar or any other agent of the Company in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, Debenture registrar or such other agent.
     SECTION 8.05. Money to Be Held in Trust. Subject to the provisions of Section 13.04, all money received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which it was received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.
     SECTION 8.06. Compensation and Expenses of Trustee. The Company agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which to the extent permitted by law shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company and the Guarantors jointly and severally also agree to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligation of the Company under this Section 8.06 to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.
     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(e) or Section 7.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law. The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.
     SECTION 8.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
     SECTION 8.08. Conflicting Interest of Trustee. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
     SECTION 8.09. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least five million dollars, subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10. Neither the Company nor a person directly controlling, controlled by, or under common control with the Company shall serve as Trustee.
     SECTION 8.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign with respect to the Debentures of one or more series by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within sixty days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any holder of a Debenture of such series who has been a bona fide holder of a Debenture or Debentures of such series for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.
     (b) In case at any time any of the following shall occur:

     (1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 8.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months, or
     (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder, or
     (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, the Company may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or, subject to the provisions of Section 7.09, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may, thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.
     (c) The holders of a majority in aggregate principal amount of the Debentures of a series at the time Outstanding may at any time remove the Trustee as to that series and appoint a successor Trustee as to that series.
     (d) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 8.11.
     (e) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid to the holders of Debentures as their names and addresses appear in the register. Each such notice shall include the name of the successor Trustee and the address of its principal corporate trust office. If the Company fails to give such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given, at the expense of the Company.
     SECTION 8.11. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 8.06.
     No successor Trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.
     In case of the appointment hereunder of a successor Trustee with respect to the Debentures of one or more (but not all) series, the Company, the Guarantors, the retiring Trustee and each successor Trustee with respect to the Debentures of one or more series shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debentures, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee (subject to the provisions of Section 8.06) shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debentures of that or those series to which the appointment of such successor trustee relates, and upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in this subsection.
     SECTION 8.12. Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.
     In case at the time such successor Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Debentures, any of such Debentures shall have been authenticated but not delivered, any such successor Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in such Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     SECTION 8.13. Limitation on Rights of Trustee as a Creditor. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.
ARTICLE NINE
Concerning the Debentureholders
     SECTION 9.01. Action by Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at any time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of such Debentures voting in favor thereof at any meeting of such Debentureholders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Debentureholders.
     SECTION 9.02. Proof of Execution by Debentureholders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Debentureholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debentures shall be proved by the Debenture register or by a certificate of the Debenture registrar.
     The record of any Debentureholders’ meeting shall be proved in the manner provided in Section 10.06.
     SECTION 9.03. Who Deemed Absolute Owners. Prior to due presentment for registration of transfer of any Debenture, the Company, the Trustee, or the paying agent and any Debenture registrar may deem the Person in whose name any Debentures shall be registered upon the Debenture register to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing on such Debenture) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest, if any, on such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any registered holder for the time being, or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Debenture.
     SECTION 9.04. Company-Owned Debentures Disregarded. In determining whether the holder of the requisite aggregate principal amount of Debentures have concurred in any request, demand, authorization, notice, direction, consent or waiver under the Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, notice, direction, consent or waiver, only Debentures which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such debentures and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.
     SECTION 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures of any series specified in this Indenture in connection with such action, any holder of a Debenture the serial number of which is shown by the evidence to be included in such Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debenture. Except as aforesaid any such action taken by the holder of any Debenture of any series shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debenture issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debenture.
ARTICLE TEN
Debentureholders’ Meetings
     SECTION 10.01. Purposes of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:
     (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article Seven;
     (2) to remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article Eight;

     (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or
     (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.
     SECTION 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 10.01, to be held at such time and at such place in the City and State of New York or in the City of Houston, Texas, as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and place of such meeting and in general terms the actions proposed to be taken at such meeting, shall be mailed to holders of Debentures of all series that may be affected by the action proposed to be taken at the meeting at their addresses as they shall appear on the Debenture register. Such notice shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.
     SECTION 10.03. Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Debentures then outstanding of all series that may be affected by the action proposed to be taken at the meeting, shall have requested the Trustee to call a meeting of the Debentureholders of all series that may be so affected by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty days after receipt of such request, then the Company or such Debentureholders may determine the time and the place in New York, New York, or in Houston, Texas for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.
     SECTION 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Debentureholders a Person shall (a) be a holder of one or more Debentures of a series affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more such Debentures. The only Persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     SECTION 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 10.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

     Subject to the provisions of Section 9.04, at any meeting each Debentureholder of a series or proxy shall be entitled to one vote for each $1,000 principal amount (or corresponding denomination if the Debentures are not in U.S. dollars) (or such other principal amount equal to the authorized minimum denomination) of Debentures of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures of such series held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Debentureholders of such series. Any meeting of Debentureholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
     SECTION 10.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders of a series or all series to be affected thereby, as the case may be, shall be by written ballots on which shall be subscribed the signatures of the holders of Debentures of such series or of their representatives by proxy and the serial number or numbers of the Debentures of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the serial numbers of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.
     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
ARTICLE ELEVEN
Supplemental Indentures
     SECTION 11.01. Supplemental Indentures without Consent of Debentureholders. The Company and the Guarantors, each when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to evidence the succession of another corporation to the Company or a Guarantor, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company or a Guarantor, as the case may be, pursuant to Article Twelve hereof:
     (b) to add to the covenants of the Company or a Guarantor such further Events of Default, covenants, restrictions or conditions, for the protection of the holders of the Debentures of any series as the Board of Directors of the Company or the Guarantors shall consider to be for the protection of the holders of Debentures of such series, and to make the occurrence or the occurrence and continuance of an Event of Default or a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional Event of Default, covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or Event of Default or may limit the remedies available to the Trustee upon such default or Event of Default;
     (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture or Debentures of a series which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or Debentures of a series, or to make such other provisions in regard to matters or questions arising under this Indenture or any supplemental indenture or Debentures of a series which shall not adversely affect the interests of the holders of the Debentures;
     (d) to provide for the issuance of a particular series of Debentures in bearer form with or without interest coupons;
     (e) to provide for beneficial ownership of all or a portion of a particular series of Debentures to be evidenced by electronic book-entry (i) at a Depositary, (ii) on the records of the Company, its agent or a third party other than a Depositary, with the Company, its agent or a third party holding a certificate or certificates representing such Debentures or portion thereof, or (iii) any combination of (i) and (ii); provision may be made that beneficial owners shall not have the right to obtain certificates for such Debentures or portion thereof;
     (f) at the Company’s option, to set forth some or all of the terms of the Debentures of a particular series in lieu of setting forth such terms in a Certified Resolution pursuant to Section 2.02;
     (g) to provide for the appointment of a successor Trustee with respect to one or more series of Debentures pursuant to Section 8.11; or
     (h) to provide for an authenticating agent for the Trustee.
     The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company, the Guarantors and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.02.

     SECTION 11.02. Supplemental Indentures with Consent of Debentureholders. With the consent (evidenced as provided in Section 9.01) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding of each series to be affected, the Company and the Guarantors, each when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or Debentures of a series or of modifying in any manner the rights of the holders of the Debentures of such series to be affected; provided, however, that no such supplemental indenture shall (i) change the fixed maturity (which term shall not include payments due pursuant to any sinking, purchase or analogous fund) of any Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, change the redemption provisions in any manner that would be adverse to any holder or adversely affect the right of repayment at the option of any holder, change the coin or currency in which the principal of or any premium or interest thereon is payable, impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debentures or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the redemption date, or modify any of the provisions regarding the waiver of past defaults and the waiver of specified covenants by the holders of the Debentures, without the consent of the holder of each Debenture so affected, (ii) reduce the aforesaid percentage of Debentures of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debentures of such series then outstanding or (iii) modify any of the foregoing, without the consent of the holder of each Debenture so affected.
     Upon the request of the Company and the Guarantors, accompanied by a copy of the resolutions of each of their respective Boards of Directors certified by their respective Secretaries or any Assistant Secretaries authorizing the execution of any such supplemental indentures, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Debentureholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     SECTION 11.03. Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provision of this Article Eleven shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the holders of all of the Debentures or of the Debentures of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 11.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may, but need not, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company’s Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding.
     SECTION 11.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee, subject to the provisions of Section 8.01 and 8.02, shall, in addition to the documents required by Section 15.05, receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article (i) is authorized or permitted by, and conforms to, the terms of this Article and (ii) complies with all conditions precedent relating to such supplemental indenture.
ARTICLE TWELVE
Consolidation, Merger, Conveyance or Transfer
     SECTION 12.01. Company May Consolidate, Etc. Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
     (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debentures and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice of lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article Twelve and that all conditions precedent herein provided for relating to such transaction have been complied with; provided, however, the Opinion of Counsel shall not be required to include any opinion with respect to the condition set forth in paragraph (2) of this Section 12.01.
     SECTION 12.02. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 12.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this instrument or any successor corporation which shall have theretofore become such in the manner prescribed in Section 12.01) shall be discharged from all liability under this Indenture and in respect of the Debentures and may be dissolved and liquidated.
     SECTION 12.03. Cooper Parent May Consolidate, Etc., Only on Certain Terms. Cooper Parent shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
     (1) the Person formed by such consolidation or into which Cooper Parent is merged or the Person which acquired by conveyance or transfer the properties and assets of Cooper Parent substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, Cooper Parent’s guarantee of the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debentures and Cooper Parent’s guarantee of the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and
     (3) Cooper Parent has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article Twelve and that all conditions precedent herein provided for relating to such transaction have been complied with; provided, however, the Opinion of Counsel shall not be required to include any opinion with respect to the condition set forth in paragraph (2) of this Section 12.03.
     SECTION 12.04. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of Cooper Parent substantially as an entirety in accordance with Section 12.03, the successor corporation formed by such consolidation or into which Cooper Parent is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Cooper Parent under this Indenture with the same effect as if such successor corporation had been named as Cooper Parent herein; and in the event of any such conveyance or transfer, Cooper Parent (or any successor corporation which shall have theretofore become such in the manner prescribed in Section 12.03), shall be discharged from all liability under this Indenture and its Guarantee and in respect of the Debentures and may be dissolved and liquidated.
     SECTION 12.05. Consolidation, Merger, Etc. of Subsidiary Guarantors.
     (a) If any Guarantor, other than Cooper Parent, consolidates with, merges into, or conveys or transfers its assets substantially as an entirety to Cooper Parent or another Subsidiary:

     (1) the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquired by conveyance or transfer the properties and assets of such Guarantor substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, such Person’s guarantee of the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debentures and guarantee of the performance or observance of every covenant of this Indenture on the part of such Guarantor to be performed or observed; and
     (2) such Guarantor shall be discharged from all liability under this Indenture and its Guarantee and in respect of the Debentures and may be dissolved and liquidated.
     (b) If any Guarantor, other than Cooper Parent, ceases to be a Subsidiary or consolidates with, merges into, or conveys or transfers its properties and assets substantially as an entirety to a Person other than Cooper Parent or another Subsidiary, such Guarantor shall be discharged from all liability under this Indenture and its Guarantee in accordance with Section 16.02(b).
ARTICLE THIRTEEN
Satisfaction and Discharge of Indenture or Certain Covenants
     SECTION 13.01. Satisfaction and Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures of a series theretofore authenticated (other than any Debentures of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) and not theretofore cancelled; or (b) all the Debentures of such series not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all for the Debentures of such series (other than any Debentures of such series which shall have been mutilated, destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.06) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest, if any, due or to become due to such date of maturity or redemption date, as the case may be, but excluding, however, the amount of any money for the payment of the principal of and premium, if any, or interest, if any, on the Debentures of such series (1) theretofore deposited with the Trustee with respect to Debentures of such series and repaid by the Trustee to the Company in accordance with the provisions of Section 13.05 or (2) paid with respect to Debentures of such series to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Debentures of such series except as to (A) the rights of Holders of Debentures of such series to receive solely from funds deposited by the Company with the Trustee, in trust as described above in this Section 13.01, payment of the principal of, premium, if any, and the interest, if any, on such Debentures when such payments are due; (B) the Company’s obligations with respect to such Debentures under Sections 2.05, 2.06, 5.02 and 13.03; and (C) the rights, powers, duties and immunities of the Trustee hereunder, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Company, shall execute such instruments as may be requested by the Company acknowledging satisfaction of and discharging this Indenture with respect to such series of Debentures. Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Debentures, the obligations of the Company to the Trustee under Section 8.06 shall survive.
     SECTION 13.02. Defeasance Upon Deposit of Money, U.S. Government Obligations or Eligible Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to any series of Debentures on the ninety-first day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 5.05, 5.06 and 12.01 with respect to any series of Debentures and any other covenants provided in a Certified Resolution delivered to the Trustee pursuant to Section 2.02(A) hereof or an indenture supplemental hereto with respect to such series of Debentures at any time after the applicable conditions set forth below have been satisfied:
     (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures of such series (A) money in an amount, or (B) U.S. Government Obligations and/or Eligible Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (C) a combination of (A) and (B), sufficient, in the opinion (with respect to (A) and (B)) of a nationally recognized firm of independent public accountants selected by the Company expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including mandatory sinking fund payments) of, premium, if any, and interest, if any, on the Outstanding Debentures of such series on the dates such installments of principal, premium, if any, and interest, if any, are due (taking into account any redemption pursuant to optional sinking fund payments notice of which redemption is provided to the Trustee at the time of the deposit referred to in this paragraph (1));
     (2) if the Debentures of such series are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company’s exercise of its option under this paragraph would not cause such Debentures to be delisted;
     (3) no Event of Default with respect to the Debentures of such series under Section 7.01(a), 7.01(b), 7.01(c), 7.01(e) or 7.01(f) of this Indenture shall have occurred and be continuing on the date of such deposit and the Company shall have furnished an Officers’ Certificate to such effect;
     (4) the Company shall have delivered to the Trustee (a) an Opinion of Counsel or (b) a ruling from, or published by, the Internal Revenue Service, whichever of (a) or (b) the Company shall determine, to the effect that Holders of the Debentures of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section 13.02 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

     “Discharged” means, for purposes of this Section 13.02, that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debentures of such series and to have satisfied all the obligations under this Indenture relating to the Debentures of such series (and the Trustee, at the expense of the Company, shall execute such instruments as may be requested by the Company acknowledging the same), except (A) the rights of Holders of Debentures of such series to receive, solely from the trust fund described in clause (1) above, payment of the principal, premium, if any, and the interest, if any, on such Debentures when such payments are due; (B) the Company’ obligations with respect to such Debentures under Sections 2.05, 2.06, 5.02 and 13.03; and (C) the rights, powers, duties and immunities of the Trustee hereunder. Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Debentures, the obligations of the Company to the Trustee under Section 8.06 shall survive.
     SECTION 13.03. Deposited Money, U.S. Government Obligations and Eligible Obligations to be Held in Trust by Trustee. All money, U.S. Government Obligations and Eligible Obligations deposited with the Trustee pursuant to Section 13.01 or 13.02 and with respect to U.S. Government Obligations and Eligible Obligations, the principal and interest in respect thereof, shall be held irrevocably in trust and applied by it to the payment in accordance with the provisions of the Debentures and this Indenture, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Debentures for the payment or redemption of which such money has been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall promptly pay to the Company, upon written request of the Company, any excess money, U.S. Government Obligations or Eligible Obligations held by the Trustee at any time.
     SECTION 13.04. Paying Agent to Repay Money Held. Upon the satisfaction and discharge of this Indenture, all money then held by any paying agent of the Debentures (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such money.
     SECTION 13.05. Return of Unclaimed Amounts. Notwithstanding anything to the contrary contained in this Indenture (including, but not limited to, the provisions of Section 13.03), any amounts deposited with or paid to the Trustee for payment of any portion of the principal of (which term shall for these purposes include payments due pursuant to any sinking, purchase or analogous fund), premium, if any, or interest, if any, on the Debentures and not applied but remaining unclaimed by the holders of such Debentures for two years after the date upon which such portion of the principal of, premium, if any, or interest, if any, on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand; and the holder of any of such Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect. Notwithstanding the foregoing, the Trustee, before being required to make any such repayment, may at the expense and at the written request of the Company mail to such holder or cause to be published once a week for two successive weeks (in each case on any day of the week) in a newspaper printed in the English language and customarily published at least once a day at least five days in each calendar week and of general circulation in the City and State of New York, a notice that said amounts have not been so applied and that after a date named therein any unclaimed balance of said amounts then remaining will be promptly returned to the Company.

     SECTION 13.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Debentureholders shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 13.02.

ARTICLE FOURTEEN
Immunity of Incorporators, Stockholders, Officers and Directors
     SECTION 14.01. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of, premium, if any, or interest, if any, on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or a Guarantor or of any successor corporation, either directly or through the Company or a Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.
ARTICLE FIFTEEN
Miscellaneous Provisions
     SECTION 15.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.
     SECTION 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.
     SECTION 15.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or served, for all purposes, if given or served in writing (until another address is filed by the Company with the Trustee) to Cooper US, Inc., Suite 5800, 600 Travis, Houston, Texas 77002, Attention: Treasurer. Any notice, direction, request or demand by any Debentureholder to or upon the Trustee shall be deemed to have been sufficiently given or served, for all purposes, if given or served in writing at the principal office of the Trustee which at the date of this Indenture is 4 New York Plaza, New York New York 10004, Attention: Worldwide Securities Services.
     SECTION 15.04. New York Contract. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the said State.
     SECTION 15.05. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provide for in this Indenture shall include (A) a statement that the Person making such certificate or opinion has read such covenant or condition; (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (C) a statement that in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (D) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
     SECTION 15.06. Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures of any series or the date fixed for redemption of any Debenture of any series shall be in the City and State of New York a Saturday, a Sunday, or a day on which banking institutions are authorized by law to close, then payment or such interest on or principal and premium, if any, need not be made on such date but may be made on the next succeeding Banking Day not in such city a Saturday, a Sunday, nor a day on which banking institutions are authorized by law to close with the same force and effect as if made on the date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such date.
     SECTION 15.07. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by any of Sections 310 and 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.
     SECTION 15.08. Debentures Controlling in the Event of Inconsistencies Between Indenture and Debentures. If the provisions of any series of Debentures issued hereunder are inconsistent or conflict with the provisions of this Indenture, the provisions of the Debentures of such series shall be controlling with respect to such series.
     SECTION 15.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     SECTION 15.10. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
     SECTION 15.11. Judgment Currency; Service of Process. (a) Each of the Company and the Guarantors agree, to the fullest extent that it may effectively do so under applicable law, that (i) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Debentures of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee for such Debentures could purchase in The City of New York the Required Currency with the Judgment Currency at 10:00 A.M. New York City time, or as close to such time as is reasonably practicable, on the day on which final unappealable judgment is entered, unless such day is not a Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures such Trustee could purchase in The City of New York the Required Currency with the Judgment Currency at 10:00 A.M. New York City time, or as close to such time as is reasonably practicable, on the Banking Day preceding the day on which final unappealable judgment is entered and (ii) its obligations under this Indenture to make payments in the Required Currency (x) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with this subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (y) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (z) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close. Except as provided in Section 8.01, in no event shall the Trustee be liable for any shortfall relating to the purchase of the Required Currency.
     (b) The Guarantors hereby irrevocably designate and appoint the Company, 600 Travis, Suite 5800, Houston, Texas as its authorized agent with respect to any suit, action or proceeding based on or arising out of or relating to this Indenture or any Debentures or the Guarantee, it being understood that the designation and appointment of the Company as such authorized agent shall become effective immediately without any further action on the part of the Guarantors. The Guarantors further agree that service of process upon the Company and written notice of said service to the Guarantors mailed by prepaid registered first class mail or delivered to the Company at its principal office, shall be deemed in every respect effective service of process upon the Guarantors, as applicable, in any such suit, action or proceeding.
ARTICLE SIXTEEN
Guarantee
     SECTION 16.01. Guarantee. Except as otherwise provided herein, the Guarantors hereby jointly and severally and fully and unconditionally guarantee to each Holder of a Debenture authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest, if any, on the Debentures and all other obligations of the Company under this Indenture, including all obligations hereunder of the Company to the Trustee, when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption, upon a repurchase date or otherwise, in accordance with the terms of the Debentures and of this Indenture. In case of the failure of the Company punctually to make any such payment, the Guarantors hereby agree to cause such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by acceleration, call for redemption, upon a repurchase date or otherwise, and as if such payment were made by the Company. The Guarantors agree that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Debentures or this Indenture, the absence of any action to enforce the same or any release (other than by operation of Article Thirteen), amendment, waiver or indulgence granted to the Company or the Guarantors or any consent to departure from any requirement of any other guarantee of all or any of the Debentures or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantors hereby waive the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Debentures or the Indebtedness evidenced thereby and all demands whatsoever, and covenant that this Guarantee will not be discharged in respect of the Debentures except by complete performance of the obligations contained in the Debentures and in such Guarantee. The Guarantors agree that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Debentures, to collect any principal, interest or premium, if any, on the Debentures, or to enforce or exercise any other right or remedy with respect to the Debentures, the Guarantors agree to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
     The Guarantors shall be subrogated to all rights of the Holders of the Debentures upon which its Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantors on account of the Debentures pursuant to the provisions of its Guarantee or this Indenture; provided, however, that the Guarantors shall not be entitled to enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest, if any, on all Debentures issued hereunder shall have been paid in full.
     This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Debentures, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any holder of the Debentures, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Debentures shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     Any term or provision of this Guarantee to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     SECTION 16.02. Release of Guarantee.
     (a) Notwithstanding anything in this Article Sixteen to the contrary, concurrently with the payment in full of (i) the principal of, premium, if any, and interest, if any, on the Debentures; and (ii) all other obligations of the Company under this Indenture, each of the Guarantors shall be released from and relieved of its obligations under this Article Sixteen. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the

effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Debentures, the Trustee shall execute any documents reasonably required in order to evidence the release of each of the Guarantors from its obligations under this Guarantee. If any of the obligations to pay the principal of, premium, if any, and interest, if any, on the Debentures and all other obligations of the Company are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the principal of, premium, if any, and interest, if any, on the Debentures and all other obligations of the Company under the Indenture are paid in full, and the Guarantors shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.
     (b) Notwithstanding anything in this Article Sixteen to the contrary, concurrently with the time that any Guarantor, other than Cooper Parent, ceases to be a Subsidiary (other than by such Guarantor’s consolidation with, or merger into, Cooper Parent or another Subsidiary) or such Guarantor conveys or transfers its properties and assets substantially as an entirety to a Person other than Cooper Parent or another Subsidiary, then such Guarantor shall be released from and relieved of its obligations under this Article Sixteen. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made in accordance with the provisions of this Section 16.02(b), the Trustee shall execute any documents reasonably required in order to evidence the release of the such Guarantor from its obligations under this Guarantee.

     JPMorgan Chase Bank, N.A. hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.
     IN WITNESS WHEREOF, Cooper US, Inc. has caused this Indenture to be signed by its Chief Executive Officer, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, and the same to be attested by its Secretary or an Assistant Secretary and JPMorgan Chase Bank, N.A. has caused this Indenture to be signed by one of its duly authorized officers as of the day and year first written above.

Attest:		COOPER US, INC.

By	/s/ Terrance V. Helz	By	/s/ Alan J. Hill

	Secretary		Alan J. Hill
Vice President and Treasurer

Attest:		COOPER INDUSTRIES, LTD.

By	/s/ Terrance V. Helz	By	/s/ Alan J. Hill

	Secretary		Alan J. Hill
Vice President and Treasurer

Attest:		COOPER B-LINE, INC.

By	/s/ Terrance V. Helz	By	/s/ Stephen M. Kole

	Secretary		Stephen M. Kole, Treasurer

Attest:		COOPER BUSSMANN, INC.

By	/s/ Terrance V. Helz	By	/s/ Alan J. Hill

	Secretary		Alan J. Hill, Treasurer

Attest:		COOPER CROUSE-HINDS LLC

By	/s/ Terrance V. Helz	By	/s/ Alan J. Hill

	Secretary		Alan J. Hill, Treasurer

Attest:		COOPER LIGHTING, INC.

By	/s/ Terrance V. Helz	By	/s/ Alan J. Hill

	Secretary		Alan J. Hill, Treasurer

Attest:		COOPER POWER SYSTEMS, INC.

By	/s/ Terrance V. Helz	By	/s/ Alan J. Hill

	Secretary		Alan J. Hill, Treasurer

Attest:		COOPER WIRING DEVICES, INC.

By	/s/ Terrance V. Helz	By	/s/ Alan J. Hill

	Secretary		Alan J. Hill, Treasurer

JPMorgan Chase Bank, N.A.
as Trustee
By	/s/ Paul J. Schmalzel

Vice President
Name:	Paul J. Schmalzel

Title:	Vice President